Exhibit 99.1

    Thomas & Betts Corporation Reports Third Quarter 2006 Earnings

               Earnings Per Diluted Share $0.74, Up 30%

                    2006 E.P.S. Guidance Increased

    MEMPHIS, Tenn.--(BUSINESS WIRE)--Oct. 24, 2006--Thomas & Betts Corporation (NYSE: TNB) today reported third quarter 2006 net earnings of $44.5 million, up 28 percent compared to net earnings of $34.8 million in 2005. Earnings per diluted share were $0.74, an increase of 30 percent compared to $0.57 reported in the third quarter 2005.

    Net sales rose 7.1 percent to $473.4 million in the third quarter 2006 compared to $442.1 million in the prior-year period. Price increases to offset higher material and energy costs contributed to the sales increase. Favorable foreign currency exchange rates benefited sales by approximately $9 million.

    Gross margin improved to 31.1 percent of sales in the quarter just ended, compared to 30.4 percent in the prior year period. Favorable pricing and product mix contributed to the margin increase. Selling, general and administrative (SG&A) expense was $80.8 million or 17.1 percent of sales, an improvement over the 17.6 percent of sales achieved in the third quarter 2005.

    Earnings from operations rose nearly 17 percent to $66.2 million in the quarter, compared to $56.8 million reported in the third quarter 2005. As a percentage of sales, third quarter 2006 earnings from operations improved to 14.0 percent from 12.8 percent in 2005.

    "We are very pleased with our third quarter results, with each of our business segments again achieving double-digit earnings as a percentage of sales," said Dominic J. Pileggi, chairman and chief executive officer. "We are particularly pleased with our core electrical segment which grew earnings nearly 20 percent and delivered a segment operating margin of more than 14 percent."

    SEGMENT RESULTS

    Third quarter 2006 electrical segment sales were $389.4 million, up 6.4 percent compared to the prior year period. Higher selling prices taken to offset increased material and energy costs and the favorable impact of foreign currency contributed to the sales growth. There were no storm-recovery sales in the quarter just ended compared to more than $8 million in storm-related sales in the third quarter 2005.

    Electrical segment earnings increased nearly 20 percent to $55.4 million or 14.2 percent of sales. This compares to earnings of $46.5 million or 12.7 percent of sales in the third quarter 2005. The earnings improvement reflects the company's continued ability to offset higher material and energy costs through targeted price increases and a more favorable product mix.

    Sales in the Steel Structures segment increased $7.3 million to $53.5 million in the third quarter 2006. Steel Structures segment earnings were $7.7 million, or 14.3 percent of sales, down from 2005 reflecting a less-favorable project mix.

    Sales in the HVAC segment were $30.5 million in the third quarter, up $0.5 million from the prior year period. Segment earnings were $3.2 million, or 10.5 percent of sales, a three-percentage point improvement over the prior year period. Improved pricing and a more favorable product mix drove the earnings growth.

    YEAR-TO-DATE RESULTS

    For the nine months ended September 30, 2006, net sales rose 10.4 percent to $1.4 billion compared to the same period of 2005. Higher sales volumes and price increases taken to offset higher material and energy costs contributed to the sales improvement. Favorable foreign currency exchange rates benefited sales by $14 million.

    Earnings from operations increased 27 percent for the first nine months of 2006, to $184.1 million. As a percent of sales, operating earnings rose 1.7 percentage points to 13.3 percent of sales compared to the same period last year. Net interest expense was approximately $11 million, down $9 million from the prior year due to lower debt levels and higher yields on cash investments. Net earnings for the first nine months of 2006 were $124.3 million, up 42 percent compared to the same period of 2005. Earnings per diluted share increased 40 percent to $2.01.

    At the end of the third quarter 2006, cash and marketable securities were $296 million. During the quarter, Thomas & Betts completed an acquisition for approximately $33 million. The acquisition enhances the company's utility product offering and did not significantly impact the Electrical segment's sales and earnings.

    2006 DIRECTIONAL GUIDANCE

    "Our businesses have performed well in the first nine months of 2006," said Pileggi. "We expect full-year 2006 sales growth to be around 10 percent reflecting continued favorable market conditions. Given this, we are increasing our full-year earnings per diluted share guidance to a range of $2.70 to $2.75. Previously, our guidance was earnings per diluted share in the range of $2.65 to $2.70."

    CORPORATE OVERVIEW

    Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical connectors and components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating units and highly engineered utility transmission structures. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide.

    NOTE: The attached financial tables support the information in this news release:

    Consolidated Statements of Operations

    Segment Information

    Consolidated Balance Sheets

    Consolidated Statements of Cash Flows

    CONFERENCE CALL AND WEBCAST INFORMATION

    Thomas & Betts will host a conference call to discuss third quarter 2006 results on Wednesday, October 25, 2006 at 11:00 a.m. Eastern (10:00 a.m. Central). The telephone number to participate in the call is 201-689-8341. No confirmation code is required. The call can also be accessed via the company's website at www.tnb.com.

    The conference call will be recorded and available for replay through 12:00 midnight (Eastern) on Wednesday, November 1, 2006. To access the replay, please call 201-612-7415, account number 9517, pass code 216672. The recorded web cast will also be available at www.tnb.com.

    CAUTIONARY STATEMENT

    This press release includes forward-looking statements that are identified by terms such as "optimistic," "trend," "will," and "believe." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Risk Factors" section of the company's Form 10-K for the fiscal year ended December 31, 2005 for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.



             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                Consolidated Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)

                      Quarter Ended               Year to Date
               --------------------------- ---------------------------

               September 30, September 30, September 30, September 30,
                   2006          2005          2006          2005
               ------------- ------------- ------------- -------------


Net sales          $473,401      $442,071    $1,383,082    $1,252,347

Cost of sales       326,396       307,558       957,922       886,770
               ------------- ------------- ------------- -------------
 Gross profit       147,005       134,513       425,160       365,577
  Gross profit
   - % of net
   sales               31.1%         30.4%         30.7%         29.2%

Selling,
 general and
 administrative      80,780        77,754       241,080       220,732
Selling,
 general and
 administrative
 - % of net
 sales                 17.1%         17.6%         17.4%         17.6%

               ------------- ------------- ------------- -------------

Earnings from
 operations          66,225        56,759       184,080       144,845
  Earnings from
   operations -
   % of net
   sales               14.0%         12.8%         13.3%         11.6%

Income from
 unconsolidated
 companies               35           300           570           969
Interest
 expense, net        (4,122)       (6,296)      (11,297)      (20,324)
Other (expense)
 income, net            484        (1,695)        1,647        (3,500)
               ------------- ------------- ------------- -------------

Earnings before
 income taxes        62,622        49,068       175,000       121,990

Income tax
 provision           18,160        14,230        50,750        34,351
               ------------- ------------- ------------- -------------

Net earnings        $44,462       $34,838      $124,250       $87,639
               ============= ============= ============= =============

Net earnings
 per share:
  Basic
   earnings per
   share              $0.75         $0.58         $2.05         $1.46
               ============= ============= ============= =============
  Diluted
   earnings per
   share              $0.74         $0.57         $2.01         $1.44
               ============= ============= ============= =============

Average shares
 outstanding:
  Basic              59,573        60,330        60,686        59,848
  Diluted            60,412        61,256        61,707        60,799




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                         Segment Information
                            (In thousands)
                             (Unaudited)

                      Quarter Ended               Year to Date
               --------------------------- ---------------------------

               September 30, September 30, September 30, September 30,
                   2006          2005          2006          2005
               ------------- ------------- ------------- -------------


Net sales:
  Electrical       $389,433      $365,872    $1,130,555    $1,024,799
  Steel
   Structures        53,516        46,230       157,701       136,501
  HVAC               30,452        29,969        94,826        91,047
               ------------- ------------- ------------- -------------

  Total net
   sales           $473,401      $442,071    $1,383,082    $1,252,347
               ============= ============= ============= =============


Segment
 earnings:
  Electrical        $55,411       $46,484      $154,479      $116,891
  Steel
   Structures         7,657         8,252        20,011        20,759
  HVAC                3,192         2,323        10,160         8,164
               ------------- ------------- ------------- -------------

  Total
   reportable
   segment
   earnings          66,260        57,059       184,650       145,814

Interest
 expense, net        (4,122)       (6,296)      (11,297)      (20,324)
Other                   484        (1,695)        1,647        (3,500)
               ------------- ------------- ------------- -------------

Earnings before
 income taxes       $62,622       $49,068      $175,000      $121,990
               ============= ============= ============= =============




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                     Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)

                                            September 30, December 31,
                                                2006         2005
                                            ------------- ------------


 ASSETS

Current assets:
    Cash and marketable securities              $296,183     $508,896
    Receivables, net                             237,121      185,391
    Inventories                                  238,523      198,107
    Other current assets                          58,068       57,748
                                            ------------- ------------
Total current assets                             829,895      950,142

Net property, plant and equipment                266,142      267,026
Goodwill                                         499,428      462,810
Investments in unconsolidated companies          115,304      115,665
Other assets                                     120,110      124,753
                                            ------------- ------------

     Total assets                             $1,830,879   $1,920,396
                                            ============= ============



 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Current maturities of long-term debt           $636     $150,804
     Accounts payable                            142,032      138,060
     Accrued liabilities                         112,222      115,547
                                            ------------- ------------
Total current liabilities                        254,890      404,411

Long-term debt                                   386,934      387,155
Other long-term liabilities                       90,871       76,240

Shareholders' equity                           1,098,184    1,052,590
                                            ------------- ------------

     Total liabilities and shareholders'
      equity                                  $1,830,879   $1,920,396
                                            ============= ============




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)

                                                  Year to Date
                                           ---------------------------
                                           September 30, September 30,
                                               2006          2005
                                           ------------- -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                   $124,250       $87,639
Adjustments:
  Depreciation and amortization                  35,568        38,464
  Share-based compensation expense                6,584             -
  Deferred income taxes                          18,663        10,237
  Incremental tax benefits from share-based
   payments                                      (9,087)            -
  Changes in operating assets and
   liabilities, net:
     Receivables                                (45,182)      (59,401)
     Inventories                                (35,757)        7,417
     Accounts payable                             1,019        17,825
     Accrued liabilities                         (5,448)           50
     Other                                       17,781        14,239
                                           ------------- -------------
Net cash provided by (used in) operating
 activities                                     108,391       116,470
                                           ------------- -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment      (30,498)      (26,355)
Purchases of businesses                         (33,286)      (16,526)
Marketable securities                           291,714       (59,602)
Other                                               193           493
                                           ------------- -------------
Net cash provided by (used in) investing
 activities                                     228,123      (101,990)
                                           ------------- -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt and other
 borrowings                                    (150,313)       (5,138)
Stock options exercised                          48,055        27,139
Incremental tax benefits from share-based
 payments                                         9,087             -
Repurchase of common shares                    (166,554)            -
                                           ------------- -------------
Net cash provided by (used in) financing
 activities                                    (259,725)       22,001
                                           ------------- -------------

EFFECT OF EXCHANGE RATE ON CASH                   2,222         1,859
                                           ------------- -------------

Net increase (decrease) in cash and cash
 equivalents                                     79,011        38,340
Cash and cash equivalents at beginning of
 period                                         216,742       151,189
                                           ------------- -------------
Cash and cash equivalents at end of period     $295,753      $189,529
                                           ============= =============

Cash payments for interest                      $23,880       $29,222
Cash payments for income taxes                  $34,777       $27,456

    CONTACT: Thomas & Betts Corporation, Memphis
             Tricia Bergeron, 901-252-8266
             tricia.bergeron@tnb.com